                                                                   EXHIBIT 99.d2

                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                              AMENDED AND RESTATED
                              MANAGEMENT AGREEMENT

     THIS AMENDED AND RESTATED MANAGEMENT AGREEMENT  ("Agreement") is made as of the 29th day of July,  2005, by and between AMERICAN CENTURY WORLD MUTUAL FUNDS,
INC., a Maryland  corporation  (hereinafter called the "Company"),  and AMERICAN
CENTURY GLOBAL INVESTMENT MANAGEMENT,  INC., a Delaware corporation (hereinafter called the "Investment Manager").

     WHEREAS,  the Investment  Manager is a wholly-owned  subsidiary of American
Century Investment Management,  Inc. ("ACIM") and is registered as an investment advisor with the Securities and Exchange Commission; and

     WHEREAS,  ACIM, pursuant to that certain management  agreement dated August
1,  2004,  by  and  between  ACIM  and  the  Company  (the  "Former   Management
Agreement"),  served as the investment  manager for each class of each series of shares of the Company until January 1, 2005; and

     WHEREAS,  ACIM assigned the Former Management  Agreement,  as it relates to certain series of shares of the Company,  to the Investment  Manager pursuant to that certain  Assignment and Assumption  Agreement dated January 1, 2005, by and among the Company, ACIM and the Investment Manger (the "Assignment"); and

     WHEREAS, the Assignment did not result in (a) a change of actual control or management of the investment  adviser to the Funds, (b) a material change in the nature or the level of actual investment  advisory and  administrative  services provided to the Funds, (c) a change in the investment  management  personnel who manage the Funds, and, therefore,  was not an assignment for purposes of section
15(a)(4) of the Investment Company Act of 1940; and

     WHEREAS,  the parties hereto have agreed to revise the fee schedule for the
Life  Sciences Fund and Emerging  Markets  Fund,  each a series of shares of the
Company; and

     WHEREAS,  the Company has added an R Class of shares for the Global  Growth
Fund, a series of shares of the Company; and

     WHEREAS,  the Investment  Manager served as the investment advisor for that series of shares of the Company called  International  Stock Fund, pursuant to a management  agreement  between the  Investment  Manager and the  Company,  dated
February 24, 2005 (the "IS Agreement"); and

     WHEREAS,  the parties  hereto now desire to amend and restate the Agreement to reflect the Assignment, revised fee schedules, additional class of shares and the combination of the IS Agreement and the Former Management Agreement.

     NOW,  THEREFORE,  IN  CONSIDERATION  of the mutual  promises and agreements herein contained, the parties agree as follows:

1.   INVESTMENT MANAGEMENT SERVICES.  The Investment Manager shall supervise the investments  of each class of each series of shares set forth on Schedule A as of the date hereof,  and each class of each subsequent  series of shares as the  Company  shall  select the  Investment  Manager to manage.

                                                                          Page 1

                                       AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

     In such capacity,  the Investment Manager shall either directly, or through the utilization of others as  contemplated  by Section 7 below,  maintain a continuous  investment  program for each series,  determine what securities shall  be  purchased  or sold by each  series,  secure  and  evaluate  such information  as it deems  proper and take  whatever  action is necessary or convenient to perform its functions,  including the placing of purchase and sale orders.  In performing its duties  hereunder,  the Investment  Manager will manage the  portfolio of all classes of shares of a particular  series as a single portfolio.

2.   COMPLIANCE  WITH LAWS. All functions  undertaken by the Investment  Manager hereunder  shall at all times  conform to, and be in accordance  with,  any requirements imposed by:

     (a)  the Investment  Company Act and any rules and regulations  promulgated thereunder;

     (b)  any other applicable provisions of law;

     (c)  the Articles of  Incorporation  of the Company as amended from time to time;

     (d)  the Bylaws of the Company as amended from time to time;

     (e)  the Multiple Class Plan; and

     (f)  the registration  statement(s) of the Company, as amended from time to time,  filed  under  the  Securities  Act of 1933  and the  Investment
          Company Act.

3.   BOARD  SUPERVISION.  All  of the  functions  undertaken  by the  Investment
     Manager  hereunder  shall at all times be subject to the  direction  of the
     Board  of  Directors  of  the  Company,  its  executive  committee,  or any committee  or officers of the Company  acting  under the  authority  of the
     Board of Directors.

4.   PAYMENT OF EXPENSES. The Investment Manager will pay all of the expenses of each class of each series of the  Company's  shares set forth on Schedule A that it shall manage other than  interest,  taxes,  brokerage  commissions, extraordinary  expenses,  the fees and expenses of those  directors who are
     not  "interested   persons"  as  defined  in  the  Investment  Company  Act
     (hereinafter referred to as the "Independent Directors") (including counsel
     fees),   and  expenses   incurred  in  connection  with  the  provision  of
     shareholder  services  and  distribution  services  under  a  plan  adopted pursuant to Rule 12b-1 under the  Investment  Company Act.  The  Investment
     Manager will provide the Company with all physical facilities and personnel required  to carry on the  business  of each  class of each  series  of the
     Company's  shares set forth on Schedule A that it shall  manage,  including but not limited to office space, office furniture,  fixtures and equipment, office  supplies,  computer  hardware  and software and salaried and hourly paid personnel.  The Investment Manager may at its expense employ others to provide all or any part of such facilities and personnel.

5.   ACCOUNT  FEES.  The  Company,  by  resolution  of the  Board of  Directors, including a majority of the  Independent  Directors,  may from time to time authorize the  imposition of a fee as a direct charge  against  shareholder accounts of any class of one or more of the series, such fee to be retained by the Company or to be paid to the Investment  Manager to defray  expenses which would otherwise be paid by the Investment  Manager in accordance with the provisions of paragraph 4 of this

                                                                          Page 2

                                       AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

     Agreement. At least sixty days prior written notice of the intent to impose such fee  must be  given to the  shareholders  of the  affected  class  and series.

6.   MANAGEMENT FEES.

     (a)  In consideration of the services  provided by the Investment  Manager, each  class of each  series  of  shares  of the  Company  set forth on
          Schedule  A  managed  by  the  Investment  Manager  shall  pay  to the
          Investment Manager a management fee that is calculated as described in this Section 6 using the fee schedules set forth on Schedule A.

     (b)  DEFINITIONS

          (1)  An  "INVESTMENT   TEAM"  is  the  Portfolio   Managers  that  the
               Investment Manager has designated to manage a given portfolio.

          (2)  An   "INVESTMENT   STRATEGY"  is  the   processes   and  policies
               implemented by the  Investment  Manager for pursuing a particular investment objective managed by an Investment Team.

          (3)  A "PRIMARY STRATEGY  PORTFOLIO" is each series of the Company, as well as any  other  series  of any  other  registered  investment company for which the Investment Manager serves as the investment manager and for which American Century Investment Services,  Inc.
               serves as the distributor.

          (4)  A "SECONDARY  STRATEGY  PORTFOLIO"  of a series of the Company is another account managed by the Investment Manager that is managed by  the  same  Investment  Team  but is  not a  Primary  Strategy
               Portfolio.

          (5)  The  "SECONDARY  STRATEGY SHARE RATIO" of a series of the Company is calculated by dividing the net assets of the series by the sum of the Primary Strategy Portfolios that share a common Investment
               Strategy.

          (6)  The "SECONDARY STRATEGY ASSETS" of a series of the Company is the
               sum  of  the  net  assets  of  the  series'  Secondary   Strategy
               Portfolios  multiplied by the series'  Secondary  Strategy  Share
               Ratio.

          (7)  The  "INVESTMENT  STRATEGY  ASSETS" of a series of the Company is the sum of the net assets of the series and the series' Secondary
               Strategy Assets.

          (8)  The "PER ANNUM FEE DOLLAR AMOUNT" is the dollar amount  resulting from applying the applicable Fee Schedule for a class of a series of the Company using the Investment Strategy Assets.

          (9)  The "PER  ANNUM FEE RATE" for a class of a series of the  Company is the  percentage  rate that results from dividing the Per Annum
               Fee  Dollar  Amount  for the class of a series by the  Investment
               Strategy Assets of the series.

     (c)  DAILY MANAGEMENT FEE CALCULATION. For each calendar day, each class of each  series of  shares  set forth on  Schedule  A shall  accrue a fee calculated by multiplying the Per Annum

                                                                          Page 3

                                       AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

          Fee Rate for that class times the net assets of the class on that day, and further dividing that product by 365 (366 in leap years).

     (d)  MONTHLY  MANAGEMENT  FEE  PAYMENT.  On the first  business day of each month,  each class of each  series of shares  set forth on  Schedule A shall  pay  the  management  fee to the  Investment  Manager  for  the previous month. The fee for the previous month shall be the sum of the
          Daily  Management  Fee  Calculations  for  each  calendar  day  in the previous month.

     (e)  ADDITIONAL SERIES OR CLASSES. In the event that the Board of Directors of the  Company  shall  determine  to issue any  additional  series or classes of shares for which it is proposed that the Investment Manager serve as investment  manager,  the Company and the Investment  Manager may enter into an Addendum to this Agreement setting forth the name of the series  and/or  class,  the Fee  Schedule  for each and such other terms and  conditions  as are  applicable  to the  management  of such series of shares.

7.   SUBCONTRACTS.  In rendering  the  services to be provided  pursuant to this
     Agreement,  the  Investment  Manager  may,  from  time to time,  engage  or associate  itself  with  such  persons  or  entities  as it  determines  is necessary or convenient in its sole  discretion  and may contract with such
     persons  or  entities  to  obtain  information,   investment  advisory  and
     management services, or such other services as the Investment Manager deems appropriate.  Any fees,  compensation  or  expenses  to be paid to any such person or entity shall be paid by the Investment Manager, and no obligation to such person or entity  shall be incurred on behalf of the  Company.  Any arrangement  entered into pursuant to this paragraph  shall,  to the extent required by law, be subject to the  approval of the Board of  Directors  of the Company,  including a majority of the  Independent  Directors,  and the shareholders of the Company.

8.   CONTINUATION OF AGREEMENT.  This Agreement shall continue in effect, unless sooner terminated as hereinafter  provided,  for a period of two years from the execution  hereof,  and for as long  thereafter as its  continuance  is specifically  approved at least  annually  (a) by the Board of Directors of the Company or by the vote of a majority of the outstanding class of voting securities  of  each  series  and  (b) by the  vote  of a  majority  of the
     Directors  of  the  Company,  who  are  not  parties  to the  Agreement  or interested  persons of any such party,  cast in person at a meeting  called for the purpose of voting on such approval.

9.   TERMINATION.  This Agreement may be terminated by the Investment Manager at any time without  penalty upon giving the Company 60 days' written  notice, and may be terminated at any time without penalty by the Board of Directors of  the  Company  or by  vote  of a  majority  of  the  outstanding  voting securities  of each class of each  series of shares set forth on Schedule A on 60 days' written notice to the Investment Manager.

10.  EFFECT OF ASSIGNMENT.  This Agreement shall automatically  terminate in the event of assignment by the Investment  Manager,  the term  "assignment" for this  purpose  having  the  meaning  defined  in  Section  2(a)(4)  of  the
     Investment Company Act.

11.  OTHER  ACTIVITIES.  Nothing herein shall be deemed to limit or restrict the right of the  Investment  Manager,  or the  right  of any of its  officers, directors or employees (who may also be a director,  officer or employee of the  Company),  to  engage  in any other  business  or to  devote  time and attention to the management or other aspects of any other business, whether of a similar or

                                                                          Page 4

                                       AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

     dissimilar  nature,  or to  render  services  of  any  kind  to  any  other corporation, firm, individual or association.

12.  STANDARD OF CARE. In the absence of willful  misfeasance,  bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of the  Investment  Manager,  it, as an  inducement to it to enter into this Agreement, shall not be subject to liability to the Company or to any shareholder of the Company for any act or omission in the course of, or connected with,  rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

13.  SEPARATE AGREEMENT.  The parties hereto acknowledge that certain provisions of the Investment Company Act, in effect, treat each series of shares of an investment  company  as a separate  investment  company.  Accordingly,  the parties  hereto  hereby  acknowledge  and agree that,  to the extent deemed appropriate and consistent with the Investment  Company Act, this Agreement shall be deemed to constitute a separate  agreement  between the Investment
     Manager and each series of shares of the Company  managed by the Investment
     Manager.

14.  USE OF THE NAME "AMERICAN  CENTURY".  The name  "American  Century" and all rights to the use of the name "American Century" are the exclusive property of American Century Proprietary Holdings, Inc. ("ACPH"). ACPH has consented to, and granted a non-exclusive  license for, the use by the Company of the name "American Century" in the name of the Company and any series of shares thereof.  Such consent and non-exclusive  license may be revoked by ACPH in its  discretion  if  ACPH,  the  Investment  Manager,  or a  subsidiary  or affiliate  of either of them is not employed as the  investment  adviser of each series of shares of the Company. In the event of such revocation,  the
     Company and each series of shares thereof using the name "American Century"
     shall cease using the name "American Century" unless otherwise consented to by ACPH or any successor to its interest in such name.

     IN WITNESS  WHEREOF,  the parties have caused this Agreement to be executed by their respective duly authorized  officers as of the day and year first above written.

Attest:                                AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

/s/ Ward D. Stauffer                   /s/ Charles A. Etherington
-------------------------------        -------------------------------
WARD D. STAUFFER                       CHARLES A. ETHERINGTON
Secretary                              Vice President

Attest:                                AMERICAN CENTURY GLOBAL INVESTMENT MANAGEMENT, INC.

/s/ Ward D. Stauffer                   /s/ William M. Lyons
-------------------------------        -------------------------------
WARD D. STAUFFER                       WILLIAM M. LYONS
Secretary                              President

                                                                          Page 5

AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.              SCHEDULE A: FEE SCHEDULES
--------------------------------------------------------------------------------

                                                    SCHEDULE A

                                                   FEE SCHEDULES

================= ================= =======================================================================
                  INVESTMENT
SERIES            STRATEGY ASSETS                             FEE SCHEDULE BY CLASS
================= ================= ----------------------------------------------------------------------
                                              INSTITU-
                                    INVESTOR  TIONAL   ADVISOR  SERVICE    A        B         C      R
================= ================= ========= ======== ======== ======= ======== ======== ======== =======
International     First $1 billion   1.500%    1.300%   1.250%    n/a    1.500%   1.500%   1.500%  1.500%
Growth Fund       ----------------- --------- -------- -------- ------- -------- -------- -------- -------
                  Next $1 billion    1.200%    1.000%   0.950%    n/a    1.200%   1.200%   1.200%  1.200%
                  ----------------- --------- -------- -------- ------- -------- -------- -------- -------
                  Over $2 billion    1.100%    0.900%   0.850%    n/a    1.100%   1.100%   1.100%  1.100%
----------------- ----------------- --------- -------- -------- ------- -------- -------- -------- -------
International     First $500         1.750%    1.550%   1.500%    n/a     n/a      n/a      n/a      n/a
Discovery         million
Fund              ----------------- --------- -------- -------- ------- -------- -------- -------- -------
                  Next $500          1.400%    1.200%   1.150%    n/a     n/a      n/a      n/a      n/a
                  million
                  ----------------- --------- -------- -------- ------- -------- -------- -------- -------
                  Over $1 billion    1.200%    1.000%   0.950%    n/a     n/a      n/a      n/a      n/a
----------------- ----------------- --------- -------- -------- ------- -------- -------- -------- -------
International     First $250         2.000%    1.800%    n/a      n/a     n/a      n/a      n/a      n/a
Opportunities     million
Fund              ----------------- --------- -------- -------- ------- -------- -------- -------- -------
                  Next $250          1.800%    1.600%    n/a      n/a     n/a      n/a      n/a      n/a
                  million
                  ----------------- --------- -------- -------- ------- -------- -------- -------- -------
                  Over $500          1.600%    1.400%    n/a      n/a     n/a      n/a      n/a      n/a
                  million
----------------- ----------------- --------- -------- -------- ------- -------- -------- -------- -------
Emerging          First $250         1.850%    1.650%   1.600%    n/a     n/a      n/a     1.850%    n/a
Markets           million
Fund              ----------------- --------- -------- -------- ------- -------- -------- -------- -------
                  Next $250          1.750%    1.550%   1.500%    n/a     n/a      n/a     1.750%    n/a
                  million
                  ----------------- --------- -------- -------- ------- -------- -------- -------- -------
                  Next $500          1.500%    1.300%   1.250%    n/a     n/a      n/a     1.500%    n/a
                  million
                  ----------------- --------- -------- -------- ------- -------- -------- -------- -------
                  Over $1 billion    1.250%    1.050%   1.000%    n/a     n/a      n/a     1.250%    n/a
----------------- ----------------- --------- -------- -------- ------- -------- -------- -------- -------
Global            First $1 billion   1.300%    1.100%   1.050%    n/a     n/a      n/a     1.300%  1.300%
Growth            ----------------- --------- -------- -------- ------- -------- -------- -------- -------
Fund              Next $1 billion    1.150%    0.950%   0.900%    n/a     n/a      n/a     1.150%  1.150%
                  ----------------- --------- -------- -------- ------- -------- -------- -------- -------
                  Over $2 billion    1.050%    0.850%   0.800%    n/a     n/a      n/a     1.050%  1.050%
----------------- ----------------- --------- -------- -------- ------- -------- -------- -------- -------
Life              First $250         1.500%    1.300%   1.250%    n/a     n/a      n/a     1.500%    n/a
Sciences          million
Fund              ----------------- --------- -------- -------- ------- -------- -------- -------- -------
                  Next $250          1.400%    1.200%   1.150%    n/a     n/a      n/a     1.400%    n/a
                  million
                  ----------------- --------- -------- -------- ------- -------- -------- -------- -------
                  Next $250          1.300%    1.100%   1.050%    n/a     n/a      n/a     1.300%    n/a
                  million
                  ----------------- --------- -------- -------- ------- -------- -------- -------- -------
                  Over $750          1.200%    1.000%   0.950%    n/a     n/a      n/a     1.200%    n/a
                  million
----------------- ----------------- --------- -------- -------- ------- -------- -------- -------- -------
International     First $1 billion   1.500%     n/a      n/a      n/a     n/a      n/a      n/a      n/a
Stock             ----------------- --------- -------- -------- ------- -------- -------- -------- -------
Fund              Next $1 billion    1.200%     n/a      n/a      n/a     n/a      n/a      n/a      n/a
                  ----------------- --------- -------- -------- ------- -------- -------- -------- -------
                  Over $2 billion    1.100%     n/a      n/a      n/a     n/a      n/a      n/a      n/a
================= ================= ========= ======== ======== ======= ======== ======== ======== =======

                                                                        Page A-1